UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2005

MAVERICK TUBE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10651	43-1455766
(Commission File Number)	(IRS Employer Identification No.)

16401 Swingley Ridge Road, Suite 700,
Chesterfield, Missouri	63017
(Address of Principal Executive Offices)	(Zip Code)

(636) 733-1600
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.

On September 22, 2005, Maverick Tube Corporation (“Maverick”) entered into an indemnification agreement with Jack B. Moore, a recently elected director of Maverick. As previously reported in the Current Report on Form 8-K filed by Maverick on August 16, 2005 (the “Previous Form 8-K”), Maverick had entered into substantially similar indemnification agreements with all of its executive officers and other directors. A form of the indemnification agreement was filed as Exhibit 10.1 of the Previous Form 8-K.

In general, the indemnification agreement provides that Maverick will, to the extent permitted by applicable law, indemnify each indemnitee against all expenses, judgments, fines and penalties actually and reasonably incurred in connection with the defense or settlement of any criminal, civil or administrative action brought against the indemnitee by reason of his or her relationship with Maverick. The agreements provide for indemnification rights regarding third-party claims and proceedings brought by or in the right of Maverick. In addition, the indemnification agreements provide for the advancement of expenses, under certain circumstances, incurred by the indemnitee in connection with any proceeding covered by the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2005

MAVERICK TUBE CORPORATION

By:	/s/ Joyce M. Schuldt
Joyce M. Schuldt
Senior Vice President - Finance, Chief
Financial Officer and Secretary